[Letterhead of Mohler, Nixon & Williams
               CERTIFIED PUBLIC ACCOUNTANTS AND BUSINESS ADVISORS]

To the Board of Directors
and Shareholders of
HAM-LET U.S.A., Inc.

                        INDEPENDENT ACCOUNTANTS' REPORT

      We have audited the accompanying balance sheet of HAM-LET U.S.A., Inc. as of December 31, 1998, and the related statements of operations and accumulated deficit, and cash flows for the year then ended. Other auditors were engaged to audit the financial statements of the Company as of and for the year ended December 31, 1997 and, in their report dated January 28, 1998, they expressed an unqualified opinion on those statements. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      As disclosed in Notes 1 and 3 to the financial statements, HAM-LET U.S.A., Inc. is a member of a group of affiliated companies and has extensive transactions and relationships with members of the group. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.

      In our opinion, other than the information in the preceding paragraph, the financial statements referred to above present fairly, in all material respects, the financial position of HAM-LET U.S.A., Inc. as of December 31, 1998, and the results of its operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

                                        /s/ Mohler, Nixon & Williams

                                        MOHLER, NIXON & WILLIAMS
                                        Accountancy Corporation

Campbell, California
January 22, 1999


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